Exhibit 99.1

NEWS RELEASE
CONTACT:
Gary S. Maier
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL THIRD QUARTER RESULTS

- Revises Fiscal 2023 Guidance Despite Strong Fiscal Fourth Quarter Outlook –

Forward Considerations
•	Annualized price increases of $20 million commencing in current fourth quarter enhances cash flow and gross margin improvement
•	Approximately $52 million annualized net sales have resumed in the fourth quarter as delayed business and customer order patterns normalize
•	Solid new business wins in hard parts and EV emulation shipping in fiscal 2024
•	Brake pad and rotor product line net sales expected to double in fiscal 2024
•	Cost-saving initiatives and sales ramp up to enhance gross margins

LOS ANGELES, CA – February 9, 2023 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2023 third quarter ended December 31, 2022 – reflecting the impact of ordering patterns by two customers, higher interest rates for customer vendor financing programs and lingering supply chain disruptions for critical components.

Fiscal 2023 Third Quarter Results

Net sales for the fiscal 2023 third quarter were $151.8 million compared with $161.8 million in the prior year.

Fiscal third quarter results were sharply impacted by a certain customer reducing orders by approximately $14 million compared with the prior year, despite no market share loss with the customer, and delays with other customer orders for new business of approximately $17 million. Orders have resumed in the current fiscal 2023 fourth quarter and are expected to continue through fiscal 2024, as customers focus on building appropriate inventory levels to meet growing demand for the upcoming spring and summer seasons.

Net income for the fiscal 2023 third quarter was $1.0 million, or $0.05 per diluted share, compared with net income of $3.1 million, or $0.16 per diluted share, a year ago.

Results were impacted by $7.5 million, or $0.29 per diluted share, of increased interest expenses mostly due to higher market rates, primarily related to customer vendor financing programs, as well as by approximately $500,000, or $0.02 per diluted share, of non-cash items, as detailed in Exhibit 1.  Results were also impacted by approximately $2.8 million, or $0.14 per diluted share, primarily due to transitory costs related to supply chain disruptions.  In addition to the above items, results for the quarter were impacted by inflationary costs not yet covered by price increases.  As further discussed below, gross margins were also negatively impacted by temporary lower absorption of overhead costs due to lower production volume and changes in product mix.

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Motorcar Parts of America, Inc.
2-2-2
Prior-year net income of $3.1 million, or $0.16 per diluted share, was impacted by approximately $4.8 million, or $0.25 per diluted share, of non-cash items as detailed in Exhibit 1. The company also was impacted by approximately $3.7 million, or $0.19 per diluted share, of other costs, including transitory costs related to supply chain disruptions for the prior year.

Gross profit for the fiscal 2023 third quarter was $21.0 million compared with $32.6 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2023 third quarter was 13.8 percent compared with 20.1 percent a year earlier.  Gross margin for the fiscal 2023 third quarter was primarily impacted by inflationary costs not yet covered by price increases, temporary lower absorption of overhead costs due to lower production volume and changes in product mix.  In addition to the above items, gross margin for the fiscal 2023 third quarter was also impacted by $3.9 million, or 2.6 percent, of non-cash items, and $2.4 million, or 1.6 percent, by the transitory supply chain disruptions, as detailed in Exhibit 3. Gross margin improvement is expected to be enhanced as the full benefit of certain price increases is realized, and with higher sales volume.  A small portion of the price increases was realized late in the fiscal third quarter, with the balance taking effect in the current fiscal 2023 fourth quarter.

“Results for the quarter were significantly impacted by reduced orders, representing approximately $35 million for the nine-month period, including approximately $14 million for the quarter, by one of our customers -- despite no loss of our market share.  In addition, anticipated results were impacted by delays with other customer orders for new business of approximately $17 million. Fortunately, the current fiscal fourth quarter is benefiting from resumption of order flow across the board. We also were impacted by sharply higher interest rates related to long-established vendor finance programs offered by our retail customers. Higher interest rates continue to be challenging for the entire industry. As a critical supplier of non-discretionary automotive parts, we are committed to arriving at a satisfactory solution to this issue.

“We remain focused on achieving our near- and long-term financial targets by continuing to improve operating efficiencies. Despite recent challenges, we remain optimistic about our business including the current fourth quarter, supported by our leadership position and the opportunities we expect to realize from our investments in brake-related products and the emerging electric vehicle market,” said Selwyn Joffe, chairman, president, and chief executive officer.

Nine-Month Results

Net sales for the fiscal 2023 nine-month period were $488.3 million -- representing a 3.2 percent increase compared with $473.1 million in the prior year, which excludes $13.3 million in core revenue due to a realignment of inventory at customer distribution centers with sales benefits evolving as product mix changes.

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Motorcar Parts of America, Inc.
3-3-3
Net loss for the fiscal 2023 nine-month period was $5.7 million, or $0.29 per share, compared with net income of $7.7 million, or $0.39 per diluted share, a year ago.

Results for the fiscal 2023 nine-month period were impacted by $16.2 million, or $0.63 per share, of increased interest expenses mostly due to higher market rates, primarily related to customer vendor financing programs, compared with the prior year.  Results were also impacted by approximately $9.5 million, or $0.49 per share, of other costs, primarily transitory costs related to supply chain disruptions. In addition, results were impacted by approximately $9.6 million, or $0.50 per share, of non-cash items, as detailed in Exhibit 2.  Net loss for the fiscal 2023 nine-month period was also impacted by various other items discussed above for the quarter.

Gross profit for the fiscal 2023 nine-month period was $77.8 million compared with $92.1 million a year earlier. Gross profit as a percentage of net sales for the fiscal 2023 nine-month period was 15.9 percent compared with 18.9 percent a year earlier. Gross margin for the fiscal 2023 nine-month period was impacted by $11.9 million, or 2.4 percent, of non-cash items, and $8.6 million, or 1.8 percent, by the transitory supply chain disruptions, as detailed in Exhibit 4. In addition, gross margin for the fiscal 2023 nine-month period was also impacted by various items discussed above for the quarter.  Gross margin improvement is expected to be enhanced as the full benefit of certain price increases is realized, and with higher sales volume.

Summary of Fiscal 2023 Considerations To Date

•	No customer or share loss
•	A certain customer reduced orders by approximately $35 million for the nine-month period and including $14 million for the quarter
•	Approximately $17 million of expected new business orders delayed to the fourth quarter and fiscal 2024
•	Lower absorption of overhead costs due to production ramp down relative to order volume negatively impacting gross margins
•	Increase of customer vendor financing program interest of $12 million for the nine-month period and including $5 million for the quarter
•	Supply chain challenges that we believe should ease

Updated Outlook

•	Revised sales guidance $672 - $680 million, with expectations of achieving record fiscal 2023 fourth quarter sales as momentum resumes
•
Net sales are expected to increase between 5.5 and 6.8 percent in fiscal year 2023, excluding $13.3 million of core revenue realized in fiscal year 2022 (which the company does not expect in fiscal 2023)

•	EBITDA is expected to be between $54 million and $59 million for fiscal 2023 based on the items listed below; Adjusted EBITDA is expected to be between $75 million and $80 million as discussed below
•	Expected margin improvement from additional price increases, easing supply chain constraints, further operational efficiencies and the implementation of additional cost-savings initiatives
•	Anticipated improvement of cash flow from enhanced profitability across all product lines
•	Expectations for strong fiscal 2024

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Motorcar Parts of America, Inc.
4-4-4
Fiscal 2023 Guidance Updated

Motorcar Parts of America expects net sales for its fiscal year ending March 31, 2023 to be between $672 million to $680 million, representing between 3.3 and 4.6 percent year-over-year growth. As highlighted above, net sales are expected to increase between 5.5 and 6.8 percent in fiscal year 2023, excluding $13.3 million of core revenue realized in fiscal year 2022 (which the company does not expect in fiscal 2023).  Operating income is expected to be between $41 million and $46 million, before the non-cash foreign exchange impact of lease liabilities and forward contracts, the non-cash impact of revaluation of cores on customers’ shelves, and supply chain disruptions. The company estimates other non-cash items will be approximately $17 million, including core and finished goods premium amortization and share-based compensation, and cash expenses will be approximately $4 million for special EV-related research and development expenses and severance, impacting operating income.  The company estimates depreciation and amortization will be approximately $13 million.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888) 440-5584 (domestic) or (646) 960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on February 9, 2023 through 8:59 p.m. Pacific time on February 16, 2023 by calling (800) 770-2030 (domestic) or (647) 362-9199 (international) and using access code: 1545314.

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Motorcar Parts of America, Inc.
5-5-5
About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2023 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net sales	$151,819,000	$161,810,000	$488,347,000	$486,392,000
Cost of goods sold	130,826,000	129,235,000	410,536,000	394,295,000
Gross profit	20,993,000	32,575,000	77,811,000	92,097,000
Operating expenses:
General and administrative	13,599,000	14,605,000	42,079,000	41,556,000
Sales and marketing	5,634,000	6,274,000	17,242,000	17,162,000
Research and development	2,547,000	2,635,000	8,330,000	7,631,000
Foreign exchange impact of lease liabilities and forward contracts	(4,313,000)	385,000	(2,553,000)	1,769,000
Total operating expenses	17,467,000	23,899,000	65,098,000	68,118,000
Operating income	3,526,000	8,676,000	12,713,000	23,979,000
Interest expense, net	11,471,000	3,949,000	27,675,000	11,510,000
(Loss) income before income tax (benefit) expense	(7,945,000)	4,727,000	(14,962,000)	12,469,000
Income tax (benefit) expense	(8,971,000)	1,588,000	(9,296,000)	4,786,000

Net income (loss)	$1,026,000	$3,139,000	$(5,666,000)	$7,683,000

Basic net income (loss) per share	$0.05	$0.16	$(0.29)	$0.40

Diluted net income (loss) per share	$0.05	$0.16	$(0.29)	$0.39
Weighted average number of shares outstanding:
Basic	19,474,871	19,184,339	19,383,531	19,124,824
Diluted	19,634,153	19,544,174	19,383,531	19,604,780

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2022	March 31, 2022
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$12,579,000	$23,016,000
Short-term investments	2,169,000	2,202,000
Accounts receivable — net	75,533,000	85,075,000
Inventory	390,574,000	385,504,000
Contract assets	29,072,000	27,500,000
Prepaid expenses and other current assets	26,798,000	13,688,000
Total current assets	536,725,000	536,985,000
Plant and equipment — net	46,693,000	51,062,000
Operating lease assets	85,407,000	81,997,000
Long-term deferred income taxes	26,868,000	26,982,000
Long-term contract assets	314,035,000	310,255,000
Goodwill and intangible assets — net	5,708,000	7,004,000
Other assets	1,138,000	1,413,000
TOTAL ASSETS	$1,016,574,000	$1,015,698,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$144,851,000	$168,435,000
Customer finished goods returns accrual	33,043,000	38,086,000
Contract liabilities	44,512,000	42,496,000
Revolving loan	175,000,000	155,000,000
Other current liabilities	4,430,000	11,930,000
Operating lease liabilities	8,329,000	6,788,000
Current portion of term loan	3,668,000	3,670,000
Total current liabilities	413,833,000	426,405,000
Term loan, less current portion	10,233,000	13,024,000
Long-term contract liabilities	185,859,000	172,764,000
Long-term deferred income taxes	121,000	126,000
Long-term operating lease liabilities	81,512,000	80,803,000
Other liabilities	10,027,000	7,313,000
Total liabilities	701,585,000	700,435,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,490,859 and 19,104,751 shares issued and outstanding at December 31, 2022 and March 31, 2022, respectively	195,000	191,000
Additional paid-in capital	230,630,000	227,184,000
Retained earnings	87,288,000	92,954,000
Accumulated other comprehensive loss	(3,124,000)	(5,066,000)
Total shareholders' equity	314,989,000	315,263,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,016,574,000	$1,015,698,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the company has included the following additional information and non-GAAP financial measures for the three and nine months ended December 31, 2022 and 2021. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company's results of operations and the factors and trends affecting the company's business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended December 31, 2022 and 2021	Exhibit 1

	Three Months Ended December 31,
	2022		2021
	$	Per Share	$	Per Share
GAAP net income	$1,026,000	$0.05	$3,139,000	$0.16

Non-cash items impacting net income
Core and finished goods premium amortization	$3,075,000	$0.16	$3,146,000	$0.16
Revaluation - cores on customers' shelves	863,000	0.04	846,000	0.04
Share-based compensation expenses and earn-out accruals	1,021,000	0.05	2,030,000	0.10
Foreign exchange impact of lease liabilities and forward contracts	(4,313,000)	(0.22)	385,000	0.02
Tax effect (a)	(162,000)	(0.01)	(1,602,000)	(0.08)
Total non-cash items impacting net income	$484,000	$0.02	$4,805,000	$0.25

Cash items impacting net income
Supply chain disruptions and related costs (b)	$2,649,000	$0.13	$4,935,000	$0.25
New product line start-up costs and transition expenses, and severance (c)	1,103,000	0.06	-	-
Tax effect (a)	(938,000)	(0.05)	(1,234,000)	(0.06)
Total cash items impacting net income	$2,814,000	$0.14	$3,701,000	$0.19

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the three-months ended December 31, 2022, consists of $2,370,000 impacting gross profit and $279,000 included in operating expenses.
For the three-months ended December 31, 2021, consists of of $4,344,000 impacting gross profit and $591,000 included in operating expenses.
(c) For the three-months ended December 31, 2022, consists of $1,103,000 included in operating expenses.

Items Impacting Net Income for the Nine Months Ended December 31, 2022 and 2021	Exhibit 2

	Nine Months Ended December 31,
	2022		2021
	$	Per Share	$	Per Share
GAAP net (loss) income	$(5,666,000)	$(0.29)	$7,683,000	$0.39

Non-cash items impacting net (loss) income
Core and finished goods premium amortization	$9,183,000	$0.47	$9,013,000	$0.46
Revaluation - cores on customers' shelves	2,704,000	0.14	3,517,000	0.18
Share-based compensation expenses and earn-out accruals	3,521,000	0.18	5,554,000	0.28
Foreign exchange impact of lease liabilities and forward contracts	(2,553,000)	(0.13)	1,769,000	0.09
Tax effect (a)	(3,214,000)	(0.17)	(4,963,000)	(0.25)
Total non-cash items impacting net (loss) income	$9,641,000	$0.50	$14,890,000	$0.76

Cash items impacting net (loss) income
Supply chain disruptions and related costs (b)	$9,963,000	$0.51	$16,257,000	$0.83
New product line start-up costs and transition expenses, and severance (c)	2,642,000	0.14	3,067,000	0.16
Gain due to realignment of inventory at customer distribution centers	-	-	(4,862,000)	(0.25)
Tax effect (a)	(3,151,000)	(0.16)	(3,616,000)	(0.18)
Total cash items impacting net (loss) income	$9,454,000	$0.49	$10,846,000	$0.55

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the nine-months ended December 31, 2022, consists of $8,572,000 impacting gross profit and $1,391,000 included in operating expenses.
For the nine-months ended December 31, 2021, consists of of $14,557,000 impacting gross profit and $1,700,000 included in operating expenses.
(c) For the nine-months ended December 31, 2022, consists of $2,642,000 included in operating expenses.
For the nine-months ended December 31, 2021, consists of $2,744,000 included in cost of goods sold and $323,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended December 31, 2022 and 2021	Exhibit 3

	Three Months Ended December 31,
	2022		2021
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$20,993,000	13.8%	$32,575,000	20.1%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$3,075,000	2.0%	$3,146,000	1.9%
Revaluation - cores on customers' shelves	863,000	0.6%	846,000	0.5%
Total non-cash items impacting gross profit	$3,938,000	2.6%	$3,992,000	2.5%

Cash items impacting gross profit
Supply chain disruptions and related costs	$2,370,000	1.6%	$4,344,000	2.7%
Total cash items impacting gross profit	$2,370,000	1.6%	$4,344,000	2.7%

Items Impacting Gross Profit for the Nine Months Ended December 31, 2022 and 2021	Exhibit 4

	Nine Months Ended December 31,
	2022		2021
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$77,811,000	15.9%	$92,097,000	18.9%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$9,183,000	1.9%	$9,013,000	1.9%
Revaluation - cores on customers' shelves	2,704,000	0.6%	3,517,000	0.7%
Total non-cash items impacting gross profit	$11,887,000	2.4%	$12,530,000	2.6%

Cash items impacting gross profit
Supply chain disruptions and related costs	$8,572,000	1.8%	$14,557,000	3.0%
New product line start-up costs and transition expenses	-	-	2,744,000	0.6%
Gain due to realignment of inventory at customer distribution centers (a)	-	-	(4,862,000)	-0.5%
Total cash items impacting gross profit	$8,572,000	1.8%	$12,439,000	3.1%

(a) gross margin reflecting impact to net sales and cost of goods sold

Items Impacting EBITDA for the Three and Nine Months Ended December 31, 2022 and 2021	Exhibit 5

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
GAAP net income (loss)	$1,026,000	$3,139,000	$(5,666,000)	$7,683,000
Interest expense, net	11,471,000	3,949,000	27,675,000	11,510,000
Income tax (benefit) expense	(8,971,000)	1,588,000	(9,296,000)	4,786,000
Depreciation and amortization	3,108,000	3,227,000	9,322,000	9,591,000
EBITDA	$6,634,000	$11,903,000	$22,035,000	$33,570,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$3,075,000	$3,146,000	$9,183,000	$9,013,000
Revaluation - cores on customers' shelves	863,000	846,000	2,704,000	3,517,000
Share-based compensation expenses and earn-out accruals	1,021,000	2,030,000	3,521,000	5,554,000
Foreign exchange impact of lease liabilities and forward contracts	(4,313,000)	385,000	(2,553,000)	1,769,000
Total non-cash items impacting EBITDA	$646,000	$6,407,000	$12,855,000	$19,853,000

Cash items impacting EBITDA
Supply chain disruptions and related costs	$2,649,000	$4,935,000	$9,963,000	$16,257,000
New product line start-up costs and transition expenses, and severance (a)	1,103,000	-	2,642,000	2,836,000
Gain due to realignment of inventory at customer distribution centers	-	-	-	(4,862,000)
Total cash items impacting EBITDA	$3,752,000	$4,935,000	$12,605,000	$14,231,000

(a) Excludes depreciation, which is included in the depreciation and amortization line item.